NEITHER THIS NOTE, THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE, OR THE SECURITIES WHICH MAY BE ISSUED TO THE HOLDER OF THIS NOTE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS PROVIDED BY REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED, HYPOTHECATED, OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SUCH REQUIREMENTS OR A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE OBLIGOR THAT SUCH TRANSFER WILL NOT RESULT IN ANY VIOLATION OF SUCH LAWS OR AFFECT THE LEGALITY OF THEIR ISSUANCE.

CONVERTIBLE PROMISSORY NOTE

US$ 40,000	February 4, 2009

                    FOR VALUE RECEIVED, the undersigned, Star Resorts Development Inc., a Nevada corporation (the "Obligor"), hereby promises to pay to the order of Blue Mint Exploration Inc (the "Holder"), the principal sum of Forty Thousand dollars ($40,000) payable as set forth below. The Obligor also promises to pay to the order of the Holder interest on the principal amount hereof at a rate of 9% per annum, which interest shall be payable as set forth below. Interest shall be calculated on the basis of the year of 365 days and for the number of days actually elapsed. The payments of principal and interest hereunder shall be made in coin or currency of the United States of America which at the time of payment shall be legal tender therein for the payment of public and private debts.

                    This Note shall be subject to the following additional terms and conditions:

                    1.      Payments. Subject to prior conversion or acceleration, all principal due hereunder shall be payable in one (1) installment on February 4, 2011 (the “Maturity Date”). Subject to prior conversion or acceleration, interest shall be payable semi-annually. The first such interest payment shall be due the first day of the first month following 180 days from the date of this Note. Subsequent interest payments will be due and payable on the first day of the month every six months thereafter. Notwithstanding the foregoing, the final interest payment shall be due and payable on the Maturity Date. In the event that any payment to be made hereunder shall be or become due on Saturday, Sunday or any other day which is a legal bank holiday under the laws of the State of Florida, such payment shall be or become due on the next succeeding business day.

                    2.      Prepayment. The Obligor and the Holder understand and agree that the principal amount of this Note together with all accrued interest due thereon can be prepaid by Obligor at any time without penalty, commencing March 4th, 2009.

                    3.      Conversion Terms. At any time on or after the date hereof, this Note shall be convertible (in whole or in part), at the option of the Holder (the "Conversion Option"), into such number of fully paid and non-assessable shares of Common Stock (the "Conversion Rate") as is determined by dividing (x) that portion of the outstanding principal balance and accrued interest under this Note as of such date that the Holder elects to convert by (y) the Conversion Price (as defined in clause 3 (b) hereof) then in effect on the date on which the Holder faxes a notice of conversion (the "Conversion Notice"), duly executed, to the Obligor (facsimile number 1 305 728 5288), Attn.: Alejandro Aparicio, CEO) (the "Voluntary Conversion Date"), provided, however, that the Conversion Price shall be subject to adjustment as described in clause 3 (d) below. The Holder shall deliver this Note to the Obligor at such time that this Note fully converted. With respect to partial conversions of this Note, the Obligor shall keep written records of the amount of this Note converted as of each Conversion Date.

a)	The term "Closing Price" shall mean, on any particular date:

(i)

The closing price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date; or

(ii)

If the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date; or

(iii)

If the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" prices for the relevant conversion period, as determined in good faith by the Holder; or

	(iv)	if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Holder and reasonably acceptable to the Obligor.

b)

The term "Conversion Price" shall mean 100% of the average Closing Prices from the ten Trading Days immediately preceding the Voluntary Conversion Date, subject to adjustment under clause 3 (d) hereof. Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date.

c)

Mechanics of Conversion: Not later than three (3) Trading Days after any Conversion Date, the Obligor or its designated transfer agent, as applicable, shall issue and deliver to the Holder as specified in the Conversion Notice, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled (the "Delivery Date"). If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the Delivery Date, the Holder shall be entitled by written notice to the Obligor at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Obligor shall immediately return this Note if tendered for conversion, whereupon the Obligor and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation shall be payable through the date notice of rescission is given to the Obligor.

d)

Adjustment of Conversion Price: The Conversion Price shall be subject to adjustment. If the Obligor shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Obligor shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this clause 3 (d) shall be effective at the close of business on the date the stock split or combination occurs.

                    4.      No Waiver. No failure or delay by the Holder in exercising any right, power or privilege under the Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No course of dealing between the Obligor and the Holder shall operate as a waiver of any rights by the Holder.

                    5.      Waiver of Presentment and Notice of Dishonor. The Obligor and all endorsers, guarantors and other parties that may be liable under this Note hereby waive presentment, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

                    6.      Place of Payment. All payments of principal of this Note and the interest due hereon shall be made at such place as the Holder may from time to time designate in writing.

                    7.      Events of Default. The entire unpaid principal amount of this Note and the interest due hereon shall, at the option of the Holder exercised by written notice to the Obligor forthwith become and be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, if any one or more of the following events (herein called "Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgement, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice:

                    (a)      if default shall be made in the due and punctual payment of the interest and/or principal of this Note when and as the same shall become due and payable, whether at maturity, or by acceleration or otherwise, and such default have continued for a period of five (5) business days following Obligor’s receipt of written notice from Obligor advising of such default;

(b)	if the Obligor shall:

	(i)	admit in writing its inability to pay its debts generally as they become due;

	(ii)	file a petition in bankruptcy or petition to take advantage of any insolvency act;

	(iii)	make assignment for the benefit of creditors;

	(iv)	consent to the appointment of a receiver of the whole or any substantial part of its property;

	(v)	on a petition in bankruptcy filed against it, be adjudicated a bankrupt;

(vi)

file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof; or

                    (c)      if the court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Obligor, a receiver of the whole or any substantial part of the Obligor's property, and such other, judgment or decree shall not be vacated or set aside or stayed with ninety (90) days from the date of entry thereof;

                    (d)      if, under the provisions of any other law for the relief or aid of debtors, any court or competent jurisdiction shall assume custody or control of the whole or any substantial part of Obligor's property and such custody or control shall not be terminated or stayed within (90) days from the date of assumption of such custody or control; and

                    (e)      if (i) the Obligor sells, licenses, or otherwise transfers all or substantially all of its assets or (ii) merges with or into another entity in a change of control transaction.

                    8.      Remedies. In case any one or more of the Events of Default specified in Section 7 hereof shall have occurred and be continuing, the Holder may proceed to protect and enforce its rights whether by suit and/or equity and/or by action law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Holder may proceed to enforce the payment of all sums due upon the Note or enforce any other legal or equitable right of the Holder.

                    9.      Severability. In the event that one or more of the provisions of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                    10.      Governing Law This Note and the right and obligations of the Obligor and the Holder shall be governed by and construed in accordance with the laws of the State of Florida. Any action to enforce this Note shall be in the federal or state courts of Florida situated in Miami-Dade County.

                    IN WITNESS WHEREOF, Star Resorts Development Inc has signed this Note as of the 4th Day of February 2009.

OBLIGOR:

STAR RESORTS DEVELOPMENT INC

By:	/s/ Alejandro Aparicio
Alejandro Aparicio
CEO

HOLDER

BLUE MINT EXPLORATION INC

By:	/s/ Roger Knox
Roger Knox